CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

IMAGIS TECHNOLOGIES INC.
Suite 1300 - 1075 West Georgia Street
Vancouver, British Columbia
V6E 3C9

Telephone: (604) 684-4691
Fax: (604) 684-4601

October 1, 1999


Dear Sirs:
Private Placement of Convertible Note Units of Imagis Technologies Inc. Inc. (the "Company")

The purpose of this letter is to set out the terms pertaining to the sale to the undersigned purchaser (the "undersigned") of convertible note units of the Company.

1. Terms of Sale: The Company hereby offers to sell to the undersigned _________ convertible note units (the "Units") for a purchase price of Cdn$1,000 per Unit for an aggregate purchase price of Cdn$____.00 (the "Purchase Funds").

2. Constitution of Units: Each Unit will consist of a $1,000 principal amount one (1) year term eight (8%) percent per annum convertible note (a "Convertible Note") and 1,562.5 share purchase warrants (each a "Warrant") with a term of two years.

3. Conversion Rights: The Convertible Notes will be convertible by the undersigned into common shares ("Shares") of the Company at $.64 per Share up to 4:00 p.m. (Vancouver time) on the first anniversary of the date of Closing (as defined in S7). If the entire principal amount of the Convertible Notes subscribed for herein has not been converted into Shares by the undersigned by 4:00 p.m. (Vancouver time) on the first anniversary of the Closing, the Company shall have the right, but not the obligation to itself convert the balance of the said principal amount remaining unconverted at the lowest price per Share permissible by the Vancouver Stock Exchange or any successor exchange ("Exchange"), but in any event not less than $.15 per Share.

4. Redemption Rights: The Company may redeem the Convertible Notes in whole or in part prior to maturity, at its sole discretion at a price equal to the principal amount thereof plus all accrued but unpaid interest, but to do so the Company must give the undersigned not less than 15 days prior written notice ("Notice") of its intention to redeem the Convertible Notes and the number and amount of Convertible Notes it wishes to redeem (the "Convertible Notes to be Redeemed"). Upon receipt of Notice as aforesaid the undersigned will have the right, but not the obligation, to convert the Convertible Notes to be Redeemed into Shares at the lower of $.64 per Share and the average price of the Shares as traded on the Exchange for the ten days prior to the date of receipt of the Notice, less the following discounts:

          Average Trading Price         Discount

          up to $0.50                   25%
          $0.51 to $2.00                20%
          above $2.00                   15%

5. Terms of Warrants:  Each Warrant will

(a) be comprised in one warrant certificate (the "Warrant Certificate"), registered in the name of the undersigned, representing an aggregate number of Warrants being acquired hereunder by the undersigned;

(b) be non-transferable;

(c) be subject to the terms and conditions which are adopted by the Company for the Warrants, which terms and conditions will, amongst other things,

(i) provide for an appropriate adjustment in class and number of Shares issuable pursuant to any exercise thereof upon the occurrence of certain events, including any subdivision, consolidation or re-classification of the Shares, and

(ii) not provide for any adjustment in the number of Shares issuable pursuant to any exercise thereof in the event of the Company issuing any other Shares, warrants or options to acquire Shares at prices either above, at or below the exercise price of the Warrants; and

(d) provide for the acquisition of one Share at a price of $.64 at any time up to 4:00 p.m. (Vancouver time) on the first anniversary of the date of Closing and at a price of $.74 at any time up to 4:00 p.m. (Vancouver time) on the second anniversary of the date of Closing.

6. Conditions Precedent: The sale of the Units to the undersigned will be subject to the following conditions precedent:

(a) receipt by the Company of all required regulatory approvals for the sale of the Units to the undersigned including without limitation, the approval of the Exchange;

(b) receipt by the Company within 20 days of the date hereof, of a money order or like instrument or certified cheque representing the Purchase Funds;

(c) if the undersigned is a corporation, receipt by the Company of the Exchange's Corporate Placee Registration Form attached hereto as Appendix 1, duly executed by the undersigned; and

(d) receipt by the Company of the form of Loan Agreement attached hereto as Appendix 2, duly executed by the undersigned.

The conditions set forth in this S6 are for the exclusive benefit of the Company and any of them may be waived in whole or in part by the Company at any time.

7. The Closing: The Closing of the purchase and sale of the Units will occur on or before the 5th business day (the "Closing") after the last of the conditions precedent described in S5 have either been satisfied or waived by the Company. A "business day" will mean a day on which the Exchange is open for the transaction of business.

8. Closing Procedure: The sale of the Units to the undersigned will take place at the Closing. The Company will issue at Closing certificates representing the Convertible Notes and the Warrants in the name of the undersigned and forward them by registered mail to the undersigned.

9. Termination: In the event that the Closing has not occurred within 120 days of the date hereof, this Agreement may be terminated by either party delivering notice thereof to the other.

10. Representations and Warranties:

(a) The Company represents and warrants to the undersigned that:

(i) it is a corporation which has been duly incorporated and is validly existing and in good standing under the laws of British Columbia,

(ii) it is an Exchange Issuer under the Securities Act (British Columbia) (the "Act") and has been a reporting issuer under the Act for more than 12 months,

(iii) its shares are listed for trading on the Exchange and it is in compliance with the rules and regulations of such body,

(iv) it is not in default under the Act, and

(v) the Purchase Funds will be used for general work capital purposes;

(b) The undersigned represents and warrants to the Company that:


(i) the undersigned will be the beneficial owner of the Units and is acquiring the Units for investment and not with a view to reselling them,

(ii) the undersigned is not acquiring the Units as a result of any information about the material affairs of the Company that is not generally known to the public save knowledge of the transaction described herein,

(iii) the undersigned is familiar with and will abide by the resale restrictions which apply to the Convertible Notes, Shares and Warrants under applicable securities legislation and, without limitation, those described in S12 hereof, and

(iv) the undersigned has such knowledge and experience in financial, business and investment matters that the undersigned is capable of evaluating the merits and risks of an investment in the Units and the Company and is capable of making an informed investment decision and does not require the services of a representative or financial advisor; and

(c) In addition to the representations and warranties set out in S10(b) hereof, the undersigned hereby certifies that either (i) the undersigned is not a resident of any political sub-division of North America, or (ii) if the undersigned is a resident of British Columbia, the aggregate acquisition cost of the Units will not be less than $97,000. The Company represents and warrants that it has no reasonable grounds to believe that the foregoing certification is false.

11. The Undersigned's Acknowledgements

The undersigned, in addition to the representations, warranties and certifications elsewhere set out herein, acknowledges that:

(a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(b) there is no government or other insurance covering the Units;

(c) there are risks associated with the purchase of the Units;

(d) there are restrictions on the undersigned's ability to resell the securities comprising the Units or any securities underlying them and it is the responsibility of the undersigned to ascertain what those restrictions are and to comply with them before reselling the securities comprising the Units or any securities underlying them; and

(e) the Company has advised the undersigned that the Company is relying upon an exemption from the requirements to provide the undersigned with a prospectus and to sell securities through a person registered to sell securities under the Act and as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Act, including statutory rights of rescission or damages, will not be available to the undersigned.

12. Resale Restrictions:

(a) The sale of Units by the Company is made subject to following resale conditions which are imposed by the Act and the Securities Rules thereunder ("Rules"):

(i) a purchaser of Units will not be able to resell the Convertible Notes, the Shares or shares acquired upon exercise of Warrants (collectively the "Securities") until after the expiration of 4 months from the date this Agreement is executed by the undersigned and the Company and all the conditions set out in S6 have been met except for the condition set out in S6(a); and

(ii) upon the expiration of such 4-month hold period:

(A) the resale of any Securities must not be from the holdings of a control person,

(B) no unusual effort must be made to prepare the market or to create a demand for and of the Securities,

(C) no extraordinary commission or consideration is to be paid in respect of the resale of the Securities,

(D) if the undersigned at the time of sale is an insider of the Company, other than a director or senior officer of the Company, the undersigned has filed all records required to be filed under Sections 87 and 90 of the Act, and

(E) if the undersigned is a director or senior officer of the Company at the time of sale, the undersigned has filed all records required to be filed under Sections 87 and 90 of the Act and the Company has filed all records required to be filed under Part 12 of the Act and of the Rules;

(b) The certificates representing the Securities will where required by law, be endorsed with the following legend:

"The securities represented by this Certificate are subject to a hold period and may not be traded in British Columbia until [expiry of 4 month hold period] except as permitted by the Act and the Regulations thereunder."

The foregoing is a summary only of certain aspects of resale restrictions which will apply to the Securities under British Columbia securities legislation and is not intended to be exhaustive and does not refer to resale restrictions which may arise by reason of securities laws other than those of British Columbia. THE PURCHASER WILL CONSULT HIS OWN PROFESSIONAL ADVISORS REGARDING RESALE RESTRICTIONS APPLICABLE TO THE SECURITIES.

13. General: The purchase and sale of the Units as provided for herein is subject to the following additional terms and conditions:

(a) neither of the parties may assign any right, benefit or interest in this Agreement without the written consent of the other, and any purported assignment without such consent will be void;

(b) this Agreement constitutes the entire agreement between the parties and supersedes every previous agreement, communication, expectation, negotiation, representation, warranty or understanding whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement;

(c) each party will execute and deliver such further agreements and documents and do such further acts and things as any other party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement;

(d) this Agreement is and will be deemed to have been made in British Columbia, for all purposes will be governed exclusively by and construed and enforced in accordance with the laws prevailing in British Columbia and the rights and remedies of the parties will be determined in accordance with those laws;

(e) this Agreement will enure to the benefit of and be binding upon the respective legal representatives and successors of the parties;

(f) this Agreement may be executed by facsimile and in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and constitute one and the same instrument;

(g) words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa;

(h) a reference to "approval", "authorization" or "consent" means written approval, authorization or consent;

(i) the headings in this Agreement are for convenience only and are not intended as a guide to interpretation of this Agreement or any portion thereof;

(j) all notices hereunder will be in writing and addressed to the party for whom it is intended at the address first above given. Either party may by notice to the other change its address for service. Any notice delivered will be deemed to have been given or made on the date it was actually delivered, or if sent by telex, telegram or other form of electronic facsimile will be deemed to have been given or made on the business day next following the date upon which it was transmitted; and

(k) all references to dollars or dollar amounts shall be deemed to be references to Canadian dollars.

The undersigned purchaser may accept this offer by executing the counterpart of this letter where shown.

Yours very truly,

IMAGIS TECHNOLOGIES INC.
Per: /s/ Iain Drummond
     Iain Drummond, President

Agreed to and accepted as of the 1st day of October, 1999.

                               or

(Name of Corporate Purchaser)      (Signature of Individual Purchaser)

Per:
(Office)                           (Print name of Individual Purchaser)

(Address)                          (Address)




                                   ___________________________________
                                   (Signature of witness to execution by
                                    individual purchaser)

APPENDIX 1

CORPORATE PLACEE REGISTRATION FORM

(VANCOUVER STOCK EXCHANGE POLICIES - APPENDIX 16F*)

*New Appendix March 1999

Where subscribers to a private placement are not individuals, the Exchange requires that the following information about the placee be provided.

This Form will remain on file with the Exchange, therefore the corporation or other entity (the "Corporation") need only file it once, and it will be referenced for all subsequent private placements in which it participates. If any of the information provided in this Form changes, the Corporation must notify the Exchange prior to participating in further placements with Exchange listed companies.

1.   Name of Corporation:

2.   Address of Corporation's Head Office:

3.   Jurisdiction of Incorporation:

4.(a)     If the Corporation will be purchasing securities as principal, please check the box at right and include the names and addresses of person/s having a greater than 10% beneficial interest in the Corporation: [ ]

  (b) If the Corporation will be purchasing as a portfolio manager, please check the box at right and complete the Additional Undertaking and Certification set out below. [ ]

Additional Undertaking and Certification - Portfolio Manager

If the undersigned is a portfolio manager purchasing as agent for accounts that are fully managed by it, the undersigned acknowledges that it is bound by the provisions of the Securities Act (British Columbia) (the "Act"), and undertakes to comply with all provisions of the Act relating to ownership of, and trading in, securities including, without limitation, the filing of insider reports and reports pursuant to Section 111 of the Act.

If the undersigned carries on business as a portfolio manager in a jurisdiction outside of Canada, the undersigned certifies that:

a) it is purchasing securities of the Issuer on behalf of managed accounts over which it has absolute discretion as to purchasing and selling, and in respect of which it receives no instructions from any person beneficially interested in such accounts or from any other person;

b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio
manager" business) in                   [jurisdiction], and it is permitted
by law to carry on a portfolio manager business in that jurisdiction;

c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000;

e) it does not believe, and has no reasonable grounds to believe, that any resident of British Columbia has a beneficial interest in any of the managed accounts for which it is purchasing; and

f) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

5. The undersigned acknowledges that it is bound by the provisions of the British Columbia Securities Act including, without limitation, sections 87 and 111 concerning the filing of insider reports and reports of acquisitions.

Dated at             this           day of             , 1999
         -----------      ---------        ------------


                              (Name of Purchaser - please print)

                              (Authorized Signatory)

                              (Official Capacity - please print)

                              (Please print name of individual whose
                               signature appears above, if different
                               from name of purchaser printed above)